APRIL 3, 2014

SECOND AMENDMENT TO LEASE AGREEMENT

Re:  Lease Agreement dated December 28, 2010, by and between StoneCliff Office, L.P., as Lessor, and Pain Therapeutics, Inc., as Lessee, as amended in that First Amendment to Lease Agreement dated September 21, 2011,  (collectively referred to as the “Lease Agreement”), demising 5,679 rentable square feet of space locally known as Suite 260 in the StoneCliff building, located at 7801 Capital of Texas Highway, Austin, Travis County, Texas, 78731.

This Second Amendment shall amend and modify the Lease Agreement as follows:

1.	Lease Term. Lessor and Lessee acknowledge and agree that Lessee’s lease term shall be extended fourty-one (41) months from the current expiration of July 31, 2014 to December 31, 2017.

2.	Base Rent. Effective August 1, 2014, Lessee shall pay to Lessor Base Rent as set forth in the rent schedule below:

Term	Monthly Rent	Term Rent	Annual Rent psf
08/01/2014 to 09/30/2014	$ 0.00	$ 0.00	$0.00
10/01/2014 to 09/30/2015	$ 11,831.25	$ 141,975.00	$25.00
10/01/2015 to 09/30/2016	$ 12,067.88	$ 144,814.50	$25.50
10/01/2016 to 12/31/2017	$ 12,304.50	$ 184,567.50	$26.00

3.	Additional Rents. Effective August 1, 2014 Lessee’s expense stop shall adjust to a 2014 Base Year.

4.	Tenant Finish Out. Lessor, at Lessor’s cost, shall finish out the Leased Premises per the attached Exhibit A.

5.

Security Deposit.  Lessee shall deposit with Lessor an additional Security Deposit in the amount of $946.50 to be included with the $11,358.00 currently on file with Lessor.  The resulting Security Deposit shall be $12,304.50.

6.

OFAC and Anti-Money Laundering Compliance.    Lessee hereby represents, certifies and warrants to Lessor as follows: (i) Lessee is not named by, and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, including without limitation Executive Order 13224, or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by OFAC; (ii) Lessee is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) none of the proceeds generated from the Premises have been or will be derived from a "specified unlawful activity" as defined in, and Lessee is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable laws regarding money laundering activities.  Furthermore, Lessee agrees to immediately notify Lessor if Lessee was, is, or in the future becomes a "senior foreign political figure," or an immediate family member or close associate of a "senior foreign political figure," within the meaning of Section 312 of the USA PATRIOT Act of 2001.  Notwithstanding anything in the Lease (as amended) to the contrary, Lessee acknowledges and agrees that the Lease (as amended) is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in full force and effect on the date hereof and throughout the Lease Term (and any extension thereof) and that any breach thereof shall be a default under the Lease, as amended, (not subject to any notice or cure period) giving rise to Lessor's remedies, including but not limited to termination of the Lease (as amended), and Lessee hereby agrees to defend, indemnify and hold harmless Lessor from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including without limitation costs and attorneys' fees) arising from or related to any breach of the foregoing representations, certification and warranties. This Section shall survive the expiration and any earlier termination of the Lease.  In connection

Second  Amendment Renewal Agreement

Rev. 07/2009

with the foregoing, Lessee acknowledges that Lessor has the right to conduct background checks on Lessee and Lessee’s principals, officers and directors from time to time, in Lessor’s sole discretion.

Except as provided to the contrary herein, all the remaining terms, covenants, and provisions of the Lease Agreement shall remain in full force and effect and unmodified hereby.    Each party hereby acknowledges that the other is not in default under the Lease Agreement in any respect.  Each signatory hereto represents and warrants that he or she is authorized to execute this document and that upon said execution by both parties, this document will constitute the binding obligation of the party on behalf of whom such person has signed, without the necessity of joinder of any other person or entity.

EXECUTED on the dates set forth below our respective signatures.

LESSOR:LESSEE:

StoneCliff, LPPain Therapeutics, Inc.

By: /s/ Darrel R. SpauldingBy: /s/ Remi Barbier

Darrell R. Spaulding

PresidentName: Remi Barbier

Kucera Management, Inc.

As Authorized Managing AgentTitle: President and CEO

Date: 4/18/14Date: 4/4/14

Second  Amendment Renewal Agreement

Rev. 07/2009

EXHIBIT A

Tenant Finish Out

Construction By Lessor

Lessor, at Lessor’s cost, on or before July 1, 2014 will:

1.	Install new building standard carpet and cove base in the Premises
2.	Paint the Premises using building standard paint
3.	Rebalance the HVAC system and provide Tenant a diagram showing which thermostats control which offices. Replace any damaged thermostats as needed.
4.	Add metal security plate to the inside of the front door to prevent access to the Premises through the gap between the front doors.

Second  Amendment Renewal Agreement

Rev. 07/2009